EXHIBIT 99A.1

    COMBINED STATEMENTS OF OPERATIONS      U S WEST COMMUNICATIONS GROUP
    (UNAUDITED)

<BTB>
                                               Quarter Ended
                                                 March 31,       Percent
    Dollars in millions                        1997      1996    Change
    --------------------------------------------------------------------
    OPERATING REVENUES
     Local service                            $1,231    $1,145      7.5
     Interstate access service                   687       622     10.5
     Intrastate access service                   200       190      5.3
     Long-distance network services              250       290    (13.8)
     Other services                              219       218      0.5
                                           --------------------
    Total operating revenues                   2,587     2,465      5.0
                                           --------------------
    OPERATING EXPENSES
     Employee-related expenses                   864       867     (0.3)
     Other operating expenses                    445       388     14.7
     Taxes other than income taxes               107        97     10.3
     Depreciation and amortization               527       517      1.9
                                           --------------------
    Total operating expenses                   1,943     1,869      4.0
                                           --------------------
    Income from operations                       644       596      8.1

    Interest expense                             103       111     (7.2)
    Gain on sale of rural telephone
      exchanges                                   18        -        -
    Other expense - net                           22        16     37.5
                                           --------------------
    Income before income taxes and
      cumulative effect of change in
      accounting principle                       537       469     14.5
    Provision for income taxes                   198       175     13.1
                                           --------------------
    Income before cumulative effect
      of change in accounting principle          339       294     15.3

    Cumulative effect of change in
      accounting principle - net of tax           -         34       -
                                           --------------------
    NET INCOME                                  $339      $328      3.4
                                           ====================

    COMBINED STATEMENTS OF OPERATIONS         U S WEST COMMUNICATIONS GROUP
    (UNAUDITED)

                                              Quarter Ended
    Dollars in millions (except                  March 31,       Percent
      per share amounts)                       1997      1996    Change
    --------------------------------------------------------------------
    Average common shares
       outstanding                             481.3     475.1      1.3
                                           ====================

    Earnings per common share:
    Income before cumulative effect
      of change in accounting principle        $0.70     $0.62     12.9
    Cumulative effect of change in
      accounting principle                        -       0.07       -
                                           --------------------
    Earnings per common share                  $0.70     $0.69      1.4
                                           ====================

    Normalized income:
    Reported net income                         $339      $328      3.4
    Adjustments to normalize net income:
     Rural exchange sale                         (11)       -        -
     Cumulative effect of change in
      accounting principle - net of tax           -        (34)      -
     Current year effect of change in
      accounting principle - net of tax           -         (5)      -
                                           --------------------
    Normalized income                           $328      $289     13.5
                                           ====================

    Normalized earnings per common share:
    Reported net income                        $0.70     $0.69      1.4
    Adjustments to normalize net income:
     Rural exchange sale                       (0.02)       -        -
     Cumulative effect of change in
      accounting principle - net of tax           -      (0.07)      -
     Current year effect of change in
      accounting principle - net of tax           -      (0.01)      -
                                           --------------------
    Normalized earnings per common share       $0.68     $0.61     11.5
                                           ====================